Please Reply to Las Vegas Office
Writer’s email: kstein@nevadafirm.com

July 21, 2017

PetroTerra Corp.

2833 Exchange Court

West Palm Beach, Florida 33409

Pryor Cashman LLP

Attention: Ali M. Panjwani, Partner

7 Times Square

New York, NY 10036-6569

Email: Ali.Panjwani@PRYORCASHMAN.com

RE:	PetroTerra Corp., a Nevada corporation
Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”) and prospectus contained therein (the “Prospectus”), to be filed with the Securities and Exchange Commission by PetroTerra Corp., a Nevada corporation (the “Company”), under the Securities Act of 1933, as amended, with respect to up to 91,108,012 shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (“Common Stock”), to be offered for resale by certain stockholders of the Company (the “Selling Stockholders”), of which: (i) 48,630,136 shares of Common Stock (the “April Shares”) are issuable upon conversion of certain convertible promissory notes issued pursuant to that certain Securities Purchase Agreement dated as of April 25, 2017 (the “April Notes”); and (ii) 42,477,876 shares of Common Stock (the “June Shares”) are issuable upon conversion of certain convertible promissory notes dated as of June 30, 2017 (the “June Notes”). We are providing this letter to express our opinion on the matters set forth in the numbered paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (incorporated herein by reference). Capitalized terms used but not defined in the body of this letter have the meanings ascribed to such terms on Exhibit A hereto.

400 SOUTH 4th STREET – THIRD FLOOR – LAS VEGAS - NEVADA - 89101- (702) 7910308 - FAX (702) 7911912

800 SOUTH MEADOWS PARKWAY – SUITE 800 - RENO - NEVADA - 89521 – (775) 851-8700 – FAX (775) 851-7681

July 21, 2017

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of Nevada. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

To the extent our opinion set forth in Paragraph 1 below is dependent on the existence and good standing under the laws of the State of Nevada, we have relied exclusively on the Good Standing Certificate. In connection with our opinion expressed in paragraph 2 below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares, and will not have been modified or rescinded.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.	The April Shares and the June Shares have been duly authorized and, when issued upon conversion of the April Notes and the June Notes, respectively, in accordance with the terms thereof (and for the consideration set forth therein), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is rendered on, as speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts or circumstance that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours, HOLLEY DRIGGS WALCH FINE WRAY PUZEY & THOMPSON

/s/ Kimberly P. Stein
Kimberly P. Stein

EXHIBIT A

to

Legal Opinion Regarding Registration Statement on Form S-1 (the “Opinion Letter”)

of PetroTerra Corp., a Nevada corporation (the “Company”)

Certain Reviewed Documents

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter.

(1)	The Company’s Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on January 25, 2012 and certified by the Nevada Secretary of State on January 25, 2012; Certificate of Amendment to Articles of Incorporation dated February 14, 2017; and Certificate of Change pursuant to NRS 78.209 dated December 18, 2013 (collectively, the “Restated Articles”).

(2)	The Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on December 13, 2011 (the “Amended and Restated Bylaws”).

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)	The convertible promissory notes issued pursuant to that certain Securities Purchase Agreement dated as of April 25, 2017 (the “April Notes”)

(5)	The convertible promissory notes dated June 30, 2017 under which 42,477,876 shares of Common Stock are issuable (the “June Notes”).

(6)	Share Exchange Agreement dated March 30, 2017 between PetroTerra Corp. and Save on Transport Inc.

(7)	Actions by written consent of the Company’s Board of Directors (the “Board”) relating to the adoption, approval, authorization or ratification of the filing of the Registration Statement.

(8)	A Certificate of Good Standing issued by the Nevada Secretary of State dated July 20, 2017, stating that the Company is duly incorporated, in good standing and has a legal corporate existence as of such date (the “Certificate of Good Standing”).

400 SOUTH 4th STREET – THIRD FLOOR – LAS VEGAS - NEVADA - 89101- (702) 7910308 - FAX (702) 7911912

800 SOUTH MEADOWS PARKWAY – SUITE 800 - RENO - NEVADA - 89521 – (775) 851-8700 – FAX (775) 851-7681